SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2011

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210 Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 19, 2011, DigiNotar B.V. (“DigiNotar”), a company organized and existing in The Netherlands and a wholly-owned subsidiary of VASCO Data Security International, Inc. (“VASCO”), filed a bankruptcy petition under Article 4 of the Dutch Bankruptcy Act in the Haarlem District Court, The Netherlands (the “Court”).

On September 20, 2011, the Court declared DigiNotar bankrupt. The Court appointed a bankruptcy trustee (the “Trustee”) and a bankruptcy judge (the “Judge”) to manage all affairs of DigiNotar as it proceeds through the bankruptcy process. The Trustee will work under the supervision of the Judge and be responsible for the administration and liquidation of DigiNotar. The Trustee is required to report to the Judge and his reports are expected to be made available to the public and will serve as a source of information to the creditors and other stakeholders. Effective as of the beginning of business September 20, 2011, the Trustee has taken over the management of DigiNotar’s business activities.

On September 20, 2011, VASCO issued a press release regarding DigiNotar’s bankruptcy. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated September 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2011	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer

EXHIBIT INDEX

The following Exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated September 20, 2011.